EXECUTION COPY

                    OPTION AND RIGHT OF FIRST OFFER AGREEMENT


         THIS OPTION AND RIGHT OF FIRST OFFER AGREEMENT (this "AGREEMENT") is made and entered into on this 1st day of December, 1998 by and between DYNAMIC MATERIALS CORPORATION, a Delaware corporation ("DMC"), and JEA PROPERTY, LLC, a Colorado limited liability company ("OWNER").

                                    RECITALS

         WHEREAS, Owner owns the real property (the "OWNED LAND") located in Larimer County, Colorado with a street address of 1017 Smithfield Drive, Fort Collins, Colorado 80524 and more particularly described on Exhibit A attached hereto and by this reference made a part hereof. The Owned Land, together with all appurtenant easements and other appurtenances thereto, and together with all buildings, structures, and other improvements located thereon and all fixtures attached thereto (collectively, the "BUILDING") is referred to herein collectively as the "PROPERTY."

         WHEREAS, the Property is currently subject to that certain Operating Lease dated as of an even date herewith (the "OPERATING LEASE"), between Owner and DMC, providing for the lease by DMC from Owner of the Owned Land and the Building.

         WHEREAS, DMC is interested in obtaining an option to purchase the Property, and Owner is willing to grant such an option to DMC, on and subject to the terms and conditions set forth in this Agreement.

         WHEREAS, upon the expiration of the option to purchase the Property, DMC is interested in obtaining a right of first offer to purchase the Property, and Owner is willing to grant such an option to DMC, on and subject to the terms and conditions set forth in this Agreement.

         WHEREAS, DMC and Owner are entering into this Agreement in connection with that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") which they previously entered into. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed in the Purchase Agreement.

                                    AGREEMENT

         In consideration of the payment by DMC to Owner of the Option Fee and the First Offer Fee (as defined herein), and in consideration of the promises and agreements of the parties set forth herein, the sufficiency of which is hereby acknowledged by both Owner and DMC, Owner and DMC do hereby promise and agree as follows:

                  1. OPTION. Owner hereby grants to DMC an exclusive option (the "OPTION") to purchase the Property on the terms and subject to the conditions set forth in this Agreement.

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                       a.   OPTION FEE.  In consideration for the exclusive
option right granted hereby to DMC to purchase the Property pursuant to the terms set forth herein, DMC shall, simultaneously with the full execution of this Agreement, pay to Owner Two Thousand Dollars ($2,000) (the "OPTION FEE"). The Option Fee shall be fully earned by Owner upon the execution of this Agreement. In no event shall any portion of the Option Fee be refundable to DMC.

                       b. TERM. The term of the Option (the "OPTION TERM") shall commence on the date hereof and shall expire two years from such date.

                       c. TIME OF EXERCISE. The Option may be exercised by DMC at any time during the Option Term.

                       d. PROCEDURE FOR EXERCISE. The Option may be exercised during the time specified in Section 1(c) by delivering to Owner a written notice of exercise (the "EXERCISE NOTICE") during that time stating that DMC has exercised the Option.

                  2. RIGHT OF FIRST OFFER. Subsequent to the expiration of the Option Term, Owner hereby grants to DMC an exclusive right of first offer (the "FIRST OFFER") to purchase the Property in the event Owner decides to sell the Property to any third party.

                       a. FIRST OFFER FEE. In consideration for the exclusive right of first offer granted hereby to DMC to purchase the Property pursuant to the terms set forth herein, DMC shall, simultaneously with the full execution of this Agreement, pay to Owner Eight Hundred Dollars ($800) (the "FIRST OFFER FEE"). The First Offer Fee shall be fully earned by Owner upon the execution of this Agreement. In no event shall any portion of the First Offer Fee be refundable to DMC.

                       b. TERM. The term of the First Offer (the "FIRST OFFER TERM") shall commence upon the expiration of the Option Term and shall expire eight years from such date.

                       c.   TIME OF EXERCISE.   The First Offer may be
exercised by DMC at any time during the First Offer Term if Owner decides to sell the Property to any third party.

                       d.   PROCEDURE OF FIRST OFFER.   If Owner decides to
sell the Property, Owner must notify DMC in writing within five (5) business days of such decision. Once the First Offer Purchase Price is established pursuant to Section 4 below, DMC shall have ten (10) business days to purchase the Property or notify Owner in writing that it will not exercise its First Offer. If DMC does not exercise its First Offer within the specified time, DMC shall lose its right of First Offer. Provided that the Option Purchase Price, including any amount allocated to leasehold improvements, as described below, is greater than the amount offered by any third party, Owner is obligated to sell the Property to DMC.

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                  3.   OPTION PURCHASE PRICE. The purchase price for the
Property upon the exercise of the Option (the "OPTION PURCHASE PRICE") shall be equal to the fair market value (as determined pursuant to the procedure set forth in the Operating Lease) of the Property at the time the Option is exercised. Such Option Purchase Price shall be reduced by the amount of the Purchase Price as defined in the Purchase Agreement that is allocated to leasehold improvements under the Purchase Agreement. Exhibit B attached hereto sets forth all such leasehold improvements and the amounts allocated thereto.

                  4. FIRST OFFER PURCHASE PRICE. The purchase price for the Property upon the exercise of the First Offer (the "FIRST OFFER PURCHASE PRICE") shall be equal to the fair market value (as determined pursuant to the procedure set forth in the Operating Lease) of the Property at the time the First Offer is exercised. Such First Offer Purchase Price shall be reduced by the amount of the Purchase Price as defined in the Purchase Agreement that is allocated to leasehold improvements under the Purchase Agreement as set forth in Exhibit B attached hereto.

                  5. DOCUMENTS RECEIVED BY DMC. DMC hereby acknowledges that, as of the date of this Agreement, DMC has received copies of the Owner's Policy of Title Insurance Number 446903 covering the Property dated effective September 12, 1995 issued by First American Title Insurance Company to Owner (the "CURRENT POLICY").

                  6. OWNER'S AFFIRMATIVE OPERATING COVENANT. During the Option Term and the First Offer Term, and the periods contemplated by Sections 1(d) and 2(d) above (collectively, the "CLOSING") or termination of this Agreement, Owner shall operate, maintain, and repair the Property in a manner required under the Operating Lease.

                  7. OWNER'S NEGATIVE OPERATING COVENANT. During the Option Term and the period contemplated by Section 1(d) above, Owner shall not, without the prior written consent of DMC sell, convey, option, lease, or otherwise cloud title to the Property, or any portion thereof, or contract to do any of the foregoing. Further, during the First Offer Term and the period contemplated by
Section 2(d) above, Owner may not take any actions, either directly or indirectly, to market the Property to any third parties, with the exception of obtaining an appraisal on the Property by a commercial real estate firm and transferring the Property into a family trust or partnership for estate planning purposes.

                  8. TITLE. Title to the Property shall be subject to the following matters:

                       a. The lien for general real property taxes, general assessments, and all installments of special assessments against the Property for the year of Closing and all subsequent years.

                       b.   The matters set forth in the Current Policy.

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                       c.   Any and all matters accepted or deemed accepted by
DMC pursuant to Section 10 of this Agreement.

The foregoing title exceptions are hereinafter together called the "PERMITTED EXCEPTIONS."

                  9. TITLE COMMITMENT. Owner shall, within 10 days after its receipt of the Exercise Notice or after Owner accepts DMC's offer under Section 3(d), furnish to DMC a preliminary title insurance report in favor of DMC (the "PRELIMINARY REPORT") from a title insurance company reasonably acceptable to both Owner and DMC (the "TITLE COMPANY") showing title to the Property to be vested in Owner. The Title Company shall deliver to DMC copies of all recorded instruments referred to in the Preliminary Report.

                  10.  TITLE MATTERS.

                       a. OBJECTION BY DMC. Within 10 days after DMC's receipt of the Preliminary Report, DMC may give Owner notice of all title defects shown therein which are not Permitted Exceptions under any of Section 7(a) through 7(b) and which are not accepted by DMC as Permitted Exceptions (the "NEW EXCEPTIONS"). Any and all New Exceptions affecting all or any portion of the Property disclosed by the Preliminary Report (as exceptions, requirements, or otherwise) which are not objected to by notice from DMC to Owner given within such period, shall be deemed accepted by DMC and shall constitute Permitted Exceptions.

                       b. OWNER'S OPTION TO CURE. In the event DMC gives Owner timely notice of DMC's objection to any New Exceptions shown by the Preliminary Report, Owner shall have the right to cure such New Exceptions; provided that Owner shall not be obligated hereby to cure any such New Exceptions or to incur any expense in connection with any such cure. For purposes hereof, a New Exception shall be deemed cured if (i) the Title Company deletes the New Exception from the Preliminary Report or (ii) the Title Company undertakes in writing to add a provision to the Owner's Policy obligating the Title Company, within the limits of such Owner's Policy, to protect DMC against loss or damage incurred on account of such New Exception.

                       c. TERMINATION BY DMC If each of the New Exceptions objected to by DMC has not been cured prior to the date of the Closing, DMC shall have the right, as its sole and exclusive remedy, to be exercised by written notice given to Owner at or prior to the Closing, to either: (iii) terminate this Agreement; (ii) waive its objection to such New Exceptions and accept the same as Permitted Exceptions; or (iii) reduce the Option Purchase Price or the First Offer Purchase Price by a reasonable amount to reflect the value of the New Exception as mutually agreed by Owner and DMC, provided that Owner and DMC shall have no obligation to agree on such amount. In the event DMC does not notify Owner of its decision to terminate, reduce the Option Purchase Price or the First Offer Purchase Price or waive within such period of time, DMC shall be deemed to have waived its objection to such New Exceptions and to have accepted such New Exceptions as Permitted Exceptions. In the event that this Agreement is terminated by DMC

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pursuant to this Section 9(c), both parties shall thereupon be relieved of all further obligations hereunder.

                  11.  AS-IS SALE.  During the Option Term and First Offer,
DMC has been the sole occupant of the Property and has operated the Property and conducted a portion of its business at the Property. As a result, DMC is thoroughly familiar with the condition of the Property. DMC IS NOT RELYING ON ANY REPRESENTATION, WARRANTY, WRITTEN INFORMATION,

DATA, REPORT OR STATEMENT OF OWNER OR ITS AGENTS AS TO THE CONDITION OF THE PROPERTY, AND IS PURCHASING THE PROPERTY IN ITS "AS-IS" "WHERE-IS" CONDITION, WITH ALL FAULTS, BASED SOLELY UPON DMC'S KNOWLEDGE OF THE PROPERTY AND ITS OWN INDEPENDENT INSPECTION AND REVIEW OF THE PROPERTY. BY CONSUMMATING THE CLOSING, DMC SHALL BE DEEMED TO HAVE BEEN SATISFIED WITH ALL ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION AND PHYSICAL ASPECTS OF THE BUILDING, THE CONDITION OF THE PROPERTY, THE AVAILABILITY OF UTILITIES AND SANITARY FACILITIES FOR DMC'S INTENDED USE OF THE PROPERTY, AND THE SUITABILITY OF THE PROPERTY FOR DMC'S INTENDED USE.

                  12. PRORATIONS. General real property taxes, general assessments, and current installments of special assessments on the Property for the year of the Closing shall be prorated to the date of Closing based on the amounts paid on the Property for the year prior to the year of the Closing. All other items of income and expense for the Property shall be prorated to the date of the Closing based upon the best information available on the date of the Closing regarding the amounts payable therefor. Such prorations shall be reprorated between the parties after the Closing upon the determination of the actual amounts payable therefor.

                  13.  CLOSING.  At the Closing:

                       a. If DMC is exercising its Option, DMC shall pay to Owner the Option Purchase Price or the First Offer Purchase Price in cash, certified check, cashier's check, wire transfer, or other immediately available funds acceptable to Owner, or any combination of the foregoing. If DMC is exercising its First Offer, DMC shall pay to Owner the agreed upon purchase price in cash, certified check, cashier's check, wire transfer, or other immediately available funds acceptable to Owner, or any combination of the foregoing.

                       b. Owner shall convey the Property fee simple absolute to DMC by grant deed, free and clear of all liens and encumbrances, subject only to the Permitted Exceptions.

                       c. Owner shall assign or otherwise transfer to DMC, and DMC shall assume all obligations of Owner under, any and all service, maintenance, and management agreements affecting the Property and all plans, specifications, surveys, studies, warranties, licenses, permits, certificates of occupancy, and all similar items in Owner's possession or control affecting the Property.

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                       d.   Owner shall obtain the unconditional commitment of
the Title Company to issue to DMC its standard form owner's policy of title insurance (the "OWNER'S POLICY") insuring title to the Property in DMC in the amount that DMC pays for the Property, subject only to the Permitted Exceptions.

                       e. The parties shall each do or cause to be done such other matters and things as shall be necessary to consummate the Closing.

Owner shall pay the premium charged by the Title Company for the Owner's Policy, and DMC shall pay all recording, documentary, and similar fees and transfer taxes incurred in connection with the Closing.

                  14. SALES COMMISSIONS. Owner and DMC shall each indemnify the other and hold the other harmless against any and all claims for commissions, fees, or other compensation made by any real estate broker, agent, salesman, finder, or other person as a result of the sale of the Property contemplated herein on account of any implied or express commitment or undertaking to pay such a commission made by the indemnifying party.

                  15. NO ASSIGNMENT. This Agreement shall be binding and effective on and inure to the benefit of the successors and assigns of the parties hereto. Neither party shall, without the prior written consent of the other party, assign or otherwise transfer or encumber this Agreement or any interest of either party herein; provided that DMC may assign this Agreement, without the prior written consent of Owner, to any entity controlling, controlled by, or under common control with DMC.

                  16. RECORDING. Owner and DMC shall, promptly upon the request of either of them, execute a short form memorandum of this Agreement, in form and substance acceptable to both Owner and DMC and suitable for recording, and, at the option of either party, may file such memorandum for recording in the real property records of Larimer County, Colorado.

                  17. SPECIFIC PERFORMANCE. The parties agree that it is impossible to measure in money the damages which will accrue to DMC by reason of a failure by Owner to perform any of the obligations as set forth in this Agreement. Accordingly, Owner agrees that DMC may have specific performance of this Agreement in any court of competent jurisdiction. Furthermore, if DMC or any successor-in-interest institute any action or proceeding to enforce the provisions of this Agreement, any person (including Owner) against whom such action or proceeding is brought hereby waives the claim or defense therein that DMC or any successor-in-interest has an adequate remedy at law.

                  18. ATTORNEYS' FEES. In the event that a law suit is brought to enforce or interpret all or any portion of this Agreement, the prevailing party in such suit shall be entitled to recover, in addition to any other relief available to such party, reasonable costs and expenses, including, without limitation, attorneys' fees, incurred in connection with such suit.

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                  19.  NOTICES. All notices provided for herein shall be in
writing and shall be deemed given to a party when a copy thereof, addressed to such party as provided herein, is actually delivered by personal delivery, by overnight courier service, by successful facsimile transmission, or by certified or registered mail, return receipt requested, to the address of such party. All notices to Owner shall be addressed to Owner at the following address and facsimile number or such other address and facsimile number of which Owner gives DMC notice hereunder:

If to Owner:           JEA Property, LLC
                       2112 Brookwood Drive
                       Fort Collins, CO 80525
                       Attn: Richard Bellows

With a copy to:        Dwyer, Huddleson & Ray, P.C.
                       215 West Oak Street, 10th Floor
                       Fort Collins, CO 80521
                       Attn: David E. Dwyer
                       Fax: (303) 482-3840

All notices to DMC shall be addressed to DMC at the following address and facsimile number or such other address and facsimile number of which DMC gives Owner notice hereunder:

If to DMC:             Dynamic Materials Corporation
                       551 Aspen Ridge Drive
                       Lafayette, Colorado 80026
                       Attn:  Joseph Allwein
                       Facsimile:  (303) 665-5700

With a copy to:        Davis, Graham & Stubbs LLP
                       4410 Arapahoe Ave., Suite 200
                       Boulder, CO 80303
                       Attn: Jacqueline Studer
                       Facsimile: (303) 544-5997

                  20. GOVERNING LAW AND VENUE. The validity and effect of this Agreement shall be determined in accordance with the laws of the State of Colorado (without regard to its conflict of law doctrine) and the venue for any action to enforce or interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

                  21. SURVIVAL. This Agreement and all obligations provided herein shall, to the extent not fully satisfied and performed by or through the Closing, survive the Closing and the conveyance of title to the Property.

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                  22.  COMPUTATION OF TIME. If any event or performance
hereunder is scheduled or required to occur on a date which is on a Saturday, Sunday, or legal state or federal holiday in Denver, Colorado, the event or performance shall be required to occur on the next day which is not a Saturday, Sunday, or legal state or federal holiday in Denver, Colorado.

                  23. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior commitments, understandings, warranties, and negotiations, all of which are by the execution hereof rendered null and void. No amendment or modifications of this Agreement shall be made or deemed to have been made unless in writing, executed by the party or parties to be bound thereby.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
OPTION AND RIGHT OF FIRST OFFER AGREEMENT on the dates indicated below intending that it be valid and effective from and after the date first written above.

                                         DYNAMIC MATERIALS CORPORATION,
                                         a Delaware corporation


                                         /S/ JOSEPH P. ALLWEIN
                                         ---------------------------------------
                                         Joseph P. Allwein
                                         President and Chief Executive Officer


                                         JEA PROPERTY, LLC
                                         a Colorado limited liability company


                                         /S/ RICHARD B. BELLOWS
                                         ---------------------------------------
                                         Richard B. Bellows
                                         Member

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                                    EXHIBIT A

The legal description of the Property is as follows:

Lot 17, Smithfield Addition, Larimer County, Colorado


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